UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MSC Income Fund, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Contacts:
MSC Adviser I, LLC
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Cory E. Gilbert, CFO, cgilbert@mainstcapital.com
713-350-6000
For inquiries regarding a specific account or holdings therein:
Hines Private Wealth Solutions
888-220-6121
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

IMPORTANT UPDATE
MSC INCOME FUND, INC. ADJOURNS SPECIAL MEETING OF STOCKHOLDERS
TO DECEMBER 6, 2024
December 2, 2024
Dear Stockholder:
Earlier today, MSC Income Fund, Inc. (the “Company”) convened and adjourned its Special Meeting of Stockholders (the “Special Meeting”) without any business being conducted other than the adjournment.
The Special Meeting was adjourned in order to solicit additional proxies for the following four Listing Charter Amendment Proposals:
1.to approve a proposal to reflect an amendment to the Company’s articles of incorporation (the “Charter”), which will become effective upon a listing of the Company’s shares of common stock (the “Shares”) on a national securities exchange (such as the New York Stock Exchange) (a “Listing”), to include a provision that would limit the transferability of Shares outstanding at the time of a Listing during the 365-day period following such Listing;
2.to approve a proposal to reflect amendments to the Charter, which will become effective upon a Listing, to delete certain provisions required by, and remove references to, the Omnibus Guidelines promulgated by the North American Securities Administrators Association, Inc. and which will serve to conform certain provisions in the Charter more closely to provisions in the charters of other business development companies whose securities are listed and publicly-traded on a national securities exchange;
3.to approve a proposal to reflect an amendment to the Charter, which will become effective upon a Listing, to delete provisions regarding restrictions and requirements applicable to the Company’s distribution reinvestment plan; and
4.to approve a proposal to reflect an amendment to the Charter, which will become effective upon a Listing, to delete provisions prohibiting acquisitions of assets in exchange for Shares and restricting certain transactions between the Company and its investment adviser, MSC Adviser I, LLC, and its affiliates.

The Special Meeting will be reconvened on December 6, 2024 at 10:00 a.m., Central Time, in the East-West Conference Rooms at 1330 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056.
Only stockholders of record at the close of business on September 3, 2024 are entitled to vote at the Special Meeting or any further postponement or adjournment thereof. The proxy materials previously distributed will not be updated to reflect the adjournment of the Special Meeting and may continue to be used to vote your shares on each of the proposals being considered at the Special Meeting. If you have already submitted your proxy, the proxy you have submitted will remain valid for the Special Meeting on December 6, 2024 and need not be resubmitted unless you wish to change your vote.
Although the response of our stockholders who have voted on the proposals has been positive, if you have not yet voted, we still need your vote. We encourage stockholders who have not yet executed a proxy to do so now.
Stockholders who have questions or need assistance voting may call our proxy solicitor Broadridge at (833) 501-4819, Monday – Friday from 9:00 a.m. –10 p.m., Eastern Time.
THE COMPANY’S BOARD OF DIRECTORS, INCLUDING EACH OF ITS INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS BEING CONSIDERED AT THE SPECIAL MEETING.
Please take a moment to vote your proxy by using the methods indicated on your proxy form.
Thank you for your investment in the Company and your vote.
Sincerely,

MSC Income Fund, Inc.